UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 18, 2013, Omnicom Group Inc. (“Omnicom”) published an earnings release reporting its financial results for the three and six months ended June 30, 2013. A copy of the earnings release is attached as Exhibit 99.1 hereto. Following the publication of the earnings release, Omnicom hosted an earnings call in which its financial results were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

On July 18, 2013, Omnicom posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.omnicomgroup.com).

As discussed on page 25 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other Securities and Exchange Commission reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including the exhibits hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Earnings release dated July 18, 2013.
99.2	Investor presentation materials dated July 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Senior Vice President Finance and Controller

Date: July 18, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings release dated July 18, 2013.
99.2	Investor presentation materials dated July 18, 2013.